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                                                                      EXHIBIT 23

      Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Pepsi Bottling Group, Inc.:

The audits referred to in our report dated February 25, 2005, with respect to the consolidated financial statements of The Pepsi Bottling Group, Inc. and subsidiaries, included the related financial statement schedule as of December 25, 2004, and for each of the fiscal years in the three-year period ended December 25, 2004, included in this Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statement (No. 333-60428, 333-79357, 333-79369, 333-79375, 333-79365, 333-80647, 333-69622,
333-73302, 333-100786, 333-117894) on Form S-8 of The Pepsi Bottling Group,
Inc. of our reports (incorporated by reference in the December 25, 2004, annual report on Form 10-K of The Pepsi Bottling Group, Inc.) dated February 25, 2005, with respect to the consolidated balance sheets of The Pepsi Bottling Group, Inc. and subsidiaries, as of December 25, 2004 and December 27, 2003, and the related consolidated statements of operation, cash flows, and changes in shareholders' equity for each of the fiscal years in the three-year period ended December 25, 2004, and our report on the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 25, 2004 and the effectiveness of internal control over financial reporting as of December 25, 2004, dated February 25, 2005 (which appears above). Our report on the consolidated financial statements refers to the adoption of Emerging Issues Task Force Issue No. 02-16, 'Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor," as of December 29, 2002.

/s/ KPMG LLP

New York, New York
February 25,2005